Exhibit 99.1

Gaia Announces Launch of Public Offering of Class A Common Stock

LOUISVILLE, CO – March 21, 2018 – Gaia, Inc. (NASDAQ: GAIA) (the “Company”), a conscious community and media company, today announced the launch of an underwritten registered public offering of shares of its Class A common stock.

In connection with the offering, certain directors and executive officers of the Company have indicated an interest in purchasing shares of its Class A common stock in the offering. In addition, the Company expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its Class A common stock sold in the proposed offering to cover over-allotments, if any. All shares of common stock to be sold in the proposed offering will be offered by the Company. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.  The Company intends to use the net proceeds from the offering, if completed, for general corporate purposes, including working capital.

B. Riley FBR, Inc. will act as sole book-running manager for the offering. Lake Street Capital Markets will serve as lead manager, and Dougherty & Company will serve as co-manager for the offering.

The proposed offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-213895) that was declared effective by the Securities and Exchange Commission (“SEC”) on October 19, 2016. The shares may be offered only by means of a prospectus. A preliminary prospectus supplement describing the terms of the proposed offering was filed with the SEC on March 21, 2018 and the preliminary prospectus supplement and the accompanying base prospectus are available on the SEC’s website located at http://www.sec.gov. Alternatively, the prospectus and prospectus supplement may be obtained from B. Riley FBR, Inc., Attention: Prospectus Department, 1300 17th St. North, Ste. 1300, Arlington, VA 22209, email: prospectuses@brileyfbr.com, telephone: (800) 846-5050. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC. Before you invest, you should read the prospectus supplement and accompanying base prospectus in the registration statement and other documents the Company has incorporated by reference therein for more complete information about the Company and the proposed offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Gaia

Gaia is a global video streaming service and community that provides curated conscious media in three primary channels—Seeking Truth, Transformation and Yoga—to its 400,000 subscribers in over 170 countries. Over 90% of its 8,000+ titles are available for streaming exclusively on Gaia through most devices connected to the internet and approximately 80% of the views are generated by content produced or owned by Gaia. For more information about Gaia, visit www.gaia.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “believe,” “will,” or comparable terminology or by discussions of strategy. While Gaia believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, history of operating losses, general economic conditions, competition, changing consumer preferences, acquisitions, new initiatives undertaken by us, costs of acquiring new subscribers, subscriber retention rates, and other risks and uncertainties included in Gaia’s filings with the Securities and Exchange Commission. Gaia assumes no duty to update any forward-looking statements.

Investor Contacts:

Paul Tarell

Gaia, Inc.

(303) 222-3330

Paul.Tarell@gaia.com

Cody Slach

Liolios Investor Relations

(949) 574-3860

GAIA@liolios.com

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